UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 23, 2008

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 23, 2008, Jackson Hewitt Inc., an affiliate of Jackson Hewitt Tax Service Inc. (the “Company”), entered into the Kiosk License Agreement (the “Wal-Mart Agreement”) with Wal-Mart Stores East, LP, Wal-Mart Stores, Inc., Wal-Mart Louisiana, LLC, and Wal-Mart Stores Texas, LLC (collectively, “Wal-Mart”), pursuant to which the Company’s franchised and company-owned offices may operate Jackson Hewitt Tax Service® offices within various Wal-Mart stores during the 2009 tax season, as determined by the parties in advance of each tax season. The Wal-Mart Agreement expires on May 30, 2009, subject to the early termination rights of the parties. Unless earlier terminated, the Wal-Mart Agreement automatically renews for one year upon expiration of the initial term.

Compensation to Wal-Mart consists of fixed base rent for each Wal-Mart store in which a Jackson Hewitt Tax Service office operates in the 2009 tax season and incentive rent based on the number of tax returns prepared by each office in the applicable tax seasons. Franchised offices operating Jackson Hewitt Tax Service offices in Wal-Mart stores pursuant to the Wal-Mart Agreement are obligated under their Franchise Agreements with the Company to reimburse the Company for the rent paid on their behalf by the Company under the Wal-Mart Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Daniel P. O’Brien
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: June 26, 2008

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